SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 15, 2005
ANCHOR GLASS CONTAINER CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)

One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513

(Address of Principal Executive Offices)       (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2005, Anchor Glass Container Corporation (the “Registrant”) announced that it had received final Bankruptcy Court approval for the issuance of $125 million of debtor-in-possession (“DIP”) Senior Secured Term Notes provided by certain holders of its pre-petition Senior Secured Notes pursuant to a Note Purchase Agreement dated as of September 15, 2005 agented by Wells Fargo Bank (the “Note Purchase Agreement”). The proceeds from the DIP were used to repay in full existing pre- and post-petition credit facilities. The balance of the DIP will be used for working capital and other general corporate purposes.
     The Note Purchase Agreement matures upon the earliest of September 30, 2006, the date of the substantial consummation of a confirmed plan of reorganization in the Chapter 11 case, the effective date of a sales transaction as defined in the Note Purchase Agreement and such earlier date on which the notes shall become due and payable in accordance with the terms of the Note Purchase Agreement.
     The Note Purchase Agreement provides for, among other things:

-	cash interest, payable monthly, of three (3) month LIBOR as determined on the effective date of the Note Purchase Agreement and on the corresponding day in each successive three month period, plus 7.0% per annum;
-	cash interest, payable on demand, during the continuance of an event of default of an additional 2.0% per annum;
-	a closing fee of $1,093,750 paid upon the effective date of the Note Purchase Agreement;
-	optional and mandatory redemption provisions;
-	a security interest in, and lien on, all property, assets or interests in property or assets of the Registrant of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created;
-	compliance with financial covenants including maximum capital expenditures, minimum EBITDAR (as defined), minimum liquidity and compliance with budget (as defined); and
-	events of default as defined in the Note Purchase Agreement.
     A copy of the Anchor Glass Container Corporation $125,000,000 Senior Secured Term Notes due 2006, Senior Secured Post-Petition Note Purchase Agreement is attached hereto as Exhibit 10.1 and its terms and conditions are incorporated by reference herein.
     A copy of the press release announcing the Note Purchase Agreement is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The information in Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are filed herewith:
10.1	Anchor Glass Container Corporation, as debtor and debtor-in-possession, $125,000,000 Senior Secured Term Notes due 2006, Senior Secured Post-Petition Note Purchase Agreement, dated as of September 15, 2005, Wells Fargo Bank, N.A. as Administrative Agent and Collateral Agent

10.2	Form of the Floating Rate Senior Secured Term Note (included in Exhibit 10.1)

99.1	Press release issued on September 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Mark S. Burgess

	Name:	Mark S. Burgess
	Title:	Chief Executive Officer
(Duly Authorized Officer)

Date: September 21, 2005